As filed with the Securities and Exchange Commission on June 30, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENNIS, INC.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation or organization)	Texas

(I.R.S. Employer Identification No.)	75-0256410

(Address of Principal Executive Offices)	2441 Presidential Parkway,
Midlothian, Texas 76065
AMENDMENT NO. 1 TO
2004 LONG-TERM INCENTIVE PLAN OF ENNIS, INC.
AS AMENDED AND RESTATED
(Full title of the plan)
(Name and address of agent for service)

Copy to:
Keith S. Walters	Norman R. Miller
Chairman CEO and President	Winstead PC
Ennis, Inc.	5400 Renaissance Tower
2441 Presidential Parkway	Dallas, Texas 75270
Midlothian, Texas	(214) 745-5269
(972) 775-9801
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum	Amount of
securities	Amount	offering price	aggregate offering	registration
to be registered	to be registered	per share (1)	price (1)	fee
Common Stock, $2.50 par value per share	1,000,000 shares (2)	$16.86	$16,860,000	$1,957.45

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) and based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on June 28, 2011.

(2)	Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-5.1
EX-23.1

EXPLANATORY NOTE
     The contents of Registration Statement No. 333-119845 relating to the Registrant’s 2004 Long-Term Incentive Compensation Plan (the “Plan”) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on January 5, 2005 (the “Prior Registration Statement”) are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register the offer and sale of 1,000,000 additional shares of Common Stock of the Registrant pursuant to the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement. In addition, the following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011.
(2) The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

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     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

4.1	Amendment No. 1 to 2004 Long-Term Incentive Plan of Ennis, Inc. as amended and restated, dated as of June 30, 2011.

4.2	2004 Long-Term Incentive Plan of Ennis, Inc. as amended and restated May 14, 2008.

5.1	Opinion of Winstead PC regarding 1,000,000 shares of Common Stock.

23.1	Consent of Grant Thornton LLP, independent registered public accountants.

23.2	Consent of Winstead PC (included in the opinion of Winstead PC filed herewith as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, State of Texas on June 30, 2011.

ENNIS, INC.
By:	/s/ Keith S. Walters
Keith S. Walters, Chairman,
CEO and President
POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned persons in the capacities and on the dates indicated.
     The undersigned persons hereby constitute and appoint Keith S. Walters and Richard L. Travis, Jr., and each of them, as our true and lawful attorneys-in-fact, with full power to execute in our names and on our behalf in the capacities indicated below, any and all amendments to the Registration Statement to be filed with the Securities Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Keith S. Walters Keith S. Walters	Chairman of the Board, Chief Executive Officer and President	June 30, 2011

/s/ Richard L. Travis, Jr. Richard L. Travis, Jr.	Vice President-Finance, CFO and Secretary (Principal Financial and Accounting Officer)	June 30, 2011

/s/ Irshad Ahmad Irshad Ahmad	Vice President — Apparel Division, Chief Technology Officer and Director	June 30, 2011

/s/ Frank D. Bracken Frank D. Bracken	Director	June 30, 2011

/s/ Godfrey M. Long, Jr. Godfrey M. Long, Jr.	Director	June 30, 2011

/s/ Thomas R. Price Thomas R. Price	Director	June 30, 2011

/s/ Kenneth G. Pritchett Kenneth G. Pritchett	Director	June 30, 2011

/s/ Alejandro Quiroz Alejandro Quiroz	Director	June 30, 2011

/s/ Michael J. Schaefer Michael J. Schaefer	Director	June 30, 2011

/s/ James C. Taylor James C. Taylor	Director	June 30, 2011

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